Exhibit 99.1

Coach Industries Group –CIGI- Announces

Acquisition of Fleet Plan LLC.

COOPER CITY, Fla.—(BUSINESS WIRE) — November 28, 2005— Coach Industries Group, Inc. (“Coach”) (OTCBB:CIGI - News), which offers an array of financial services including insurance products to commercial fleet operators, today announced the acquisition of Fleet Plan LLC (Fleet Plan, www.fleetplan.com), a Coral Springs, FL based leasing company focused on servicing commercial fleet operators in the Daily Rental markets.

Francis O’Donnell, Chairman and Chief Executive Officer of Coach, commented, “As we continue to evolve into a financial services organization, the acquisition of Fleet Plan, LLC will add significant depth to the product offerings provided by Coach to commercial fleet operators. In addition to providing the ability to cross sell our core lease finance products, contract settlement and payroll services, and specialty insurance products to commercial fleet operators in the Daily Rental market, an expanded market for Coach, Fleet Plan represents a $50 million annual lease portfolio opportunity. Although we can make no assurances, we believe the acquisition of Fleet Plan will be accretive to earnings in fiscal year 2006.”

“The Fleet Plan acquisition has also enabled Coach to strengthen and expand the substantial relationships we enjoy with several financial institutions, including Daimler Chrysler Services and Bank of America,” stated O’Donnell.

About Coach Industries Group, Inc.

Coach Industries Group, Inc. (OTCBB:CIGI - News; “Coach”), is a holding company focused on providing financial services and the manufacturing of luxury limousine and specialty vehicles to Commercial Fleet Operators.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

Contact:

Coach Industries Group, Inc., Cooper City

William Needham, 561-487-2248

IR@cigi.cc

Or

Investors:

Alliance Advisors, LLC

Alan Sheinwald, 914-244-0062

asheinwald@allianceadvisors.net

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